Exhibit 10.13

Tenancy Agreement

An Agreement made on 1st day of October 2023 between the Landlord and the Tenant as more particularly described in the Schedule I,

The Landlord shall let and the Tenant shall take the Premises for the Term of Tenancy and at the Rent as more particularly described in the Schedule I and both parties agree to observe and perform the terms and conditions as follows:-

1.	The Tenant shall pay the Rent in advance on the first day of each and every calendar month during the Term of Tenancy. If the Tenant shall fail to pay the Rent after 7 days from the due date, the Landlord shall have right to institute appropriate action to recover the rent and all costs, expenses and other outgoing so incurred by the Landlord in relation to such action shall be a debt owed by the Tenant to the Landlord and shall be recoverable in full by the Landlord.

2.	The Tenant shall not make any alteration and / or additions to the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

3.	The Tenant shall not assign, transfer, sublet or part with the possession of the Premises or any part thereof to any other person. This tenancy shall be personal to the party named herein.

4.	The Tenant shall comply with all ordinances, regulations and rules of Hong Kong and shall observe and perform the covenants, terms and conditions of the Deed of Mutual Covenant and Sub-Deed of Mutual Covenant (if any) relating to the Premises. The Tenant shall not contravene any negative or restrictive covenants contained in the Government Lease(s) under which the Premises are held from the Government.

5.	The Tenant shall during the Term of Tenancy pay and discharges in respect of water, electricity and telephone and other similar charges payable in respect of the Premises.

6.	The Tenant shall during the Term of Tenancy keep the interior of the Premises in good and tenantable repair and condition (fair wear and tear and damage caused by inherent defect excepted) and shall deliver up vacant possession of the Premises in the same repair and condition on the expiration or sooner determination of this tenancy.

7.	The Tenant shall pay to the Landlord the Security Deposit set out in the Schedule I for the due observance and performance of the terms and conditions therein contained and on his part to be observed and performed. Provided that there is no antecedent breach of any of the terms and conditions herein contained, the Landlord shall refund the Security Deposit to the Tenant without interest within 30 days from the date of delivery of vacant possession of the Premises to the Landlord or settlement of any outstanding payment owed by the Tenant to the Landlord, whichever is later. If the Tenant shall commit a breach of any of the terms and conditions herein contained, this Agreement shall absolutely determine and the Security Deposit paid under this clause shall be absolutely forfeited to the Landlord as and for liquidated damages (but not as penalty) and the rights and remedies given to the Landlord by this clause shall not prejudice any other right of action or any remedy of the Landlord in respect of such breach by the Tenant.

8.	Provided the Tenant shall have paid the Rent and other outgoings on the days and in the manner herein provided and observe and perform the terms and conditions herein contained and on the Tenant’s part to be observed and performed, the Tenant shall peacefully hold and enjoy the Premises during the Term of Tenancy without any interruption by the Landlord.

9.	The Landlord shall keep and maintain the structural parts of the Premises and the main drains, pipes and cables in proper state of repair provided that the Landlord’s liability shall not be incurred unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord has confirmed that such defect is not caused by any intentional behaviors or negligence of the Tenant and the Landlord shall have failed to take reasonable steps to repair and remedy the same after the lapse of a reasonable time from the date of service of such notice.

10.	The Landlord shall pay the Property tax payable (if any) in respect of the Premises.

11.	The Stamp Duty payable on this Agreement shall be borne by the Landlord and the Tenant in equal shares.

12.	The Landlord and the Tenant agree to be bound by the additional terms and conditions contained in the Schedule II (if any).

Schedule I

The Premises	:	UNIT 5, 18/F., TOWER 1, EVER GAIN PLAZA, NO. 88 CONTAINER PORT ROAD, KWAI CHUNG, NEW TERRITORIES

The Landlord	:	PROMINENT WAY INVESTMENT LTD

The Tenant	:	CHINA GLOBAL LINES LTD

Term of Tenancy	:	From 1st October 2023 to 30th September 2033 (BOTH DAYS INCLUSIVE) (with an option to renew for further 3 years at the end of the term)

Rent	:	HK$46,000.00 PER MONTH

Security Deposit	:	HK$138,000.00

Schedule II

1.	User

The Tenant shall not use or permit to be used the Premises or any part thereof for any purpose other than for commercial purpose only.

2.	Miscellaneous Payments

The Landlord shall be responsible for the following payment payable in respect of the Premises during the Term:-

Government Rates

Government Rent

The Tenant shall be responsible for the following payment payable in respect of the Premises during the Term:- Management fee

Confirmed and Accepted all the terms and conditions Contained herein by the Landlord:	Confirmed and Accepted all the terms and conditions contained herein by the Tenant:

Name: PROMINENT WAY INVESTMENT LTD	Name: CHINA GLOBAL LINES LTD

Dated 1ST day of October, 2023

Landlord:

PROMINENT WAY INVESTMENT LTD

-and-

Tenant:

CHINA GLOBAL LINES LTD

TENANCY AGREEMENT

Relating to

The Property situated at

UNIT 5, 18/F., TOWER 1, EVER GAIN PLAZA,

NO. 88 CONTAINER PORT ROAD,

KWAI CHUNG, NEW TERRITORIES

Term	:	From lst October 2023 to 30th September 2033 (BOTH DAYS INCLUSIVE)
(with an option to renew for further 3 years at the end of the term)

Commencing	:	1st October 2023

Deposit	:	HK$138,000

Rental	:	HK$46,000 per month